As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	27-2094706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Loop Industries, Inc.

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(781) 821-6600

(Address of principal executive offices, including zip code)

_____________________

2017 Equity Incentive Plan

Compensatory Warrants Listed on Appendix I

(Full title of the plan)

_____________________

Daniel Solomita

President and Chief Executive Officer

Loop Industries, Inc.

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(781) 821-6600

(Name, address and telephone number, including area code, of agent for service)

______________________________

Copies to:

Martin J. Waters, Esq. Megan J. Baier, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	D. Jennifer Rhee Chief Financial Officer Loop Industries, Inc. 480 Fernand Poitras Terrebonne, Quebec, Canada, J6Y 1Y4 (781) 821-6600

 ______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(10)
Common Stock, $0.0001 par value per share	3,000,000	(2)	$12.60	(6)	$37,800,000.00	(6)	$4,381.02
Common Stock, $0.0001 par value per share	644,952	(3)	$0.84	(7)	$541,759.68	(7)	$62.79
Common Stock, $0.0001 par value per share	200,000	(4)	$0.80	(8)	$160,000.00	(8)	$18.54
Common Stock, $0.0001 par value per share	1,080,000	(5)	$5.25	(9)	$5,670,000.00	(9)	$657.15
	4,924,952				$44,171,759.68		$5,119.50
_______________

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents shares of Common Stock issuable pursuant to awards granted under the Company’s 2017 Equity Incentive Plan.
(3)	Represents shares of Common Stock issuable pursuant to exercise of warrants to purchase shares of Common Stock of the Company issued to the Company’s employees and consultants (the “2015A Warrants”).
(4)	Represents shares of Common Stock issuable pursuant to exercise of warrants to purchase shares of Common Stock of the Company issued to the Company’s employees and consultants (the “2015B Warrants”)
(5)	Represents shares of Common Stock issuable pursuant to exercise of warrants to purchase shares of Common Stock of the Company issued to the Company’s employees and consultants (the “2017 Warrants”)
(6)	Pursuant to Rule 457(c) under the Securities Act, calculated upon the basis of the average of the high and low prices reported on the OTC Markets on August 28, 2017.
(7)	Pursuant to Rule 457(h) under the Securities Act, calculated on the basis of the weighted-average exercise price of the 2015A Warrants.
(8)	Pursuant to Rule 457(h) under the Securities Act, calculated on the basis of the weighted-average exercise price of the 2015B Warrants.
(9)	Pursuant to Rule 457(h) under the Securities Act, calculated on the basis of the weighted-average exercise price of the 2017 Warrants.
(10)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

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Appendix I - Warrants

Name on Warrant	Warrants Outstanding	Strike Price ($)	Grant Date	Expiration Date	Form of Warrant
Nuno DaSilva	130,000	$0.80	12/1/2015	12/1/2017	Warrant 2015A
Susan Khouloujian	125,000	$0.80	12/1/2015	11/30/2025	Warrant 2015A
Alexis Vouitsis	377,452	$0.80	12/1/2015	11/30/2025	Warrant 2015A
Cesar Contla	12,500	$3.00	6/1/2016	6/1/2018	Warrant 2015A
Jocelyn Proulx	200,000	$0.80	12/1/2015	11/30/2025	Warrant 2015B
Jennifer Rhee	400,000	$5.25	4/3/2017	4/3/2027	Warrant 2017
Jennifer Rhee	150,000	$5.25	4/3/2017	4/3/2027	Warrant 2017
Martin Hillcoat	100,000	$5.25	8/28/2017	8/28/2027	Warrant 2017
Martin Hillcoat	50,000	$5.25	8/28/2017	8/28/2027	Warrant 2017
Giovanni Catino	380,000	$5.25	8/28/2017	8/28/2027	Warrant 2017

EXPLANATORY NOTE

Loop Industries, Inc. (“Loop”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (i) shares of our common stock, $0.0001 par value per share, issuable under our 2017 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”), and (ii) shares of our common stock underlying certain outstanding warrants (the “Warrants”) issued by us to certain of our employees and consultants as compensation for their services to Loop. The recipients of the Warrants are natural persons and are being compensated for services that are not related to the offer or sale of securities in a capital-raising transaction or the promotion or maintenance of a market for the registrant’s securities.

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PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Loop Industries, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 29, 2017;
(2)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2017;
(3)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 5, 2017;
(4)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017, filed with the Commission on May 30, 2017;
(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 30, 2017;
(6)	The Registrant’s Quarterly Report on Form 10-Q for the period ended May 31, 2017, filed with the Commission on July 14, 2017;
(7)	The Registrant’s Information Statement on Schedule 14C, filed with the Commission on August 1, 2017;
(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 17, 2017; and
(9)	The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-54768) filed with the Commission on July 17, 2012, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of fiduciary duty as directors to the fullest extent allowable by Nevada law. Under Nevada law, subject to specified exceptions, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the company or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. Under current Nevada law, directors and officers would remain liable for acts or omissions which constitute a breach of fiduciary duty and which involve intentional misconduct, fraud or a knowing violation of law. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, may remain available to a stockholder seeking redress from any such violation. The Company also has the obligation, pursuant to Company’s Bylaws and under indemnification agreements, to indemnify any officer or director of the Company to the fullest extent permitted under Nevada law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Weinberg & Company, P.A., independent registered public accounting firm.
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

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Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes that:

(1)	It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terrebonne, Province of Quebec, Canada on the 1st day of September, 2017.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Solomita and D. Jennifer Rhee, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Loop Industries, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Solomita	Chief Executive Officer, President, Secretary,	September 1, 2017
Daniel Solomita	Treasurer, and Director (principal executive officer)

/s/ D. Jennifer Rhee	Chief Financial Officer (principal accounting officer	September 1, 2017
D. Jennifer Rhee	and principal financial officer)

/s/ Donald Danks	Director	September 1, 2017
Donald Danks

/s/ Brian Young	Director	September 1, 2017
Brian Young

/s/ Jay Stubina	Director	September 1, 2017
Jay Stubina

/s/ Leslie A. Murphy	Director	September 1, 2017
Leslie A. Murphy

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Weinberg & Company, P.A., independent registered public accounting firm.
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

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